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                                                                       EXHIBIT 5


                                                                   July 15, 1997


Amerac Energy Corporation
1201 Louisiana, Suite 3350
Houston, Texas  77002


     Re: Registration Statement on Form S-4, Registration No. 333-_____ of Amerac Energy Corporation



Gentlemen:


     We are Special Counsel to Amerac Energy Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,000,000 shares of the Company's Common Stock, par value $0.05 per share (the "Shares"), which Shares will be issuable from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions by the Company pursuant to Rule 415 under the Act (the "Transactions"). We have been advised by the Company that a Registration Statement on Form S-4 (the "Registration Statement") covering the offering and sale of the Shares will be filed with the Securities and Exchange Commission (the "Commission") on July 15, 1997.

     In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is our opinion that the Shares, when issued in connection with the Transactions, assuming the consideration received by the Company in such Transactions exceeds the aggregate par value of the Shares issued in such Transactions, will be duly authorized, validly issued, fully paid and nonassessable.

     You should be aware that we are not admitted to the practice of law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based
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solely upon the latest generally available compilation of the statutes and case law of such state.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/ Jackson Walker L.L.P.
                                                      JACKSON WALKER L.L.P.